Exhibit 23.1

                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-06246) pertaining to the Magal stock option plan (1993) and in the Registration Statement on Form F-3 (No. 333-9050) of Magal Security Systems Ltd. of our report, dated February 10, 2003, ( except for note 18, which is dated June 26, 2003) with respect to the consolidated financial statements of Magal Security Systems Ltd. included in Form 20-F for the year ended December 31, 2002.

                                            /s/ KOST FORER and GABBAY
Tel-Aviv, Israel                                      KOST, FORER and GABBAY
June 26, 2003                                   A member of Ernst & Young Global